Exhibit 10.61

                         FORM OF STOCKHOLDER'S AGREEMENT

         This Stockholder's Agreement, dated as of February 9, 2005 ("Agreement"), is entered into by and among [Parent] and MVH Holdings Inc., a Delaware corporation ("MVH"), in their capacity as the stockholders of [Blocker] ("Corporation") (each of [Parent], and MVH individually, and their permitted successors and assigns, is a "Stockholder", and together the "Stockholders").

                                    RECITALS

         WHEREAS, Mobile Satellite Ventures GP Inc., a Delaware corporation, is the general partner ("General Partner") of Mobile Satellite Ventures LP, a Delaware limited partnership ("MSVLP");

         WHEREAS, the Corporation is a party to that certain Amended and Restated Stockholders' Agreement by and among the stockholders of the General Partner, dated November 12, 2004 (the "MSV Stockholders' Agreement") and the Stockholders are parties to that certain Second Amended and Restated Parent Transfer/Drag Along Agreement, dated November 12, 2004 by and among the stockholders of the General Partner ("MSV Parent Transfer/Drag Along Agreement");

         WHEREAS, the Corporation is a party to that certain Voting Agreement dated as of November 12, 2004 among certain of the stockholders of General Partner (the "Voting Agreement");

         WHEREAS, the Corporation is a party to that certain Amended and Restated Consent Agreement dated as of the date hereof among certain of the stockholders of General Partner (the "Consent Agreement");

         WHEREAS, Telcom Satellite Ventures Inc. and Telcom Satellite Ventures II, Inc. delivered a Notice of Proposed Transfer to the limited partners of MSVLP, dated January 12, 2005 (the "Telcom Transfer Notice");

         WHEREAS, pursuant to Section 8 of the MSV Parent Transfer/Drag Along Agreement and Section 8.2(b) of the MSV Stockholders' Agreement, on January 27, 2005, the Corporation and Columbia Capital Equity Partners III (QP), L.P. delivered a tag-along notice as contemplated therein and thereby exercised its "tag along" rights pursuant thereto ("Tag Along Exercise");

         WHEREAS, upon consummation of the transactions contemplated by the Tag Along Exercise, Columbia Capital Equity Partners III (QP), L.P. is receiving shares of common stock of Motient Corporation, a Delaware corporation ("Motient") and MVH is receiving shares of the Corporation (the "Transfer"); and

         WHEREAS, Columbia Capital Equity Partners III (QP), L.P. and MVH as the stockholders of the Corporation wish to enter into this Agreement to memorialize their understandings and agreements regarding certain matters.

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         NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1        Acknowledgement. Each of Columbia Capital Equity Partners III (QP),
L.P., on behalf of itself and its affiliates, and MVH, on behalf of itself, Motient and its other affiliates, hereby acknowledges and agrees that the Tag Along Exercise was properly made and the "tag along" transactions were consummated as contemplated by the Telcom Transfer Notice and the Tag Along Exercise.

2        Agreements of the Stockholders. Each of the parties hereto hereby agree as follows:

         A. Provided that it is acting in compliance with the MSV Parent Transfer/Drag Along Agreement and MSV Stockholders' Agreement, a Stockholder may transfer any of its shares in the Corporation, provided that in any such transfer the selling Stockholder shall promptly offer the right to participate in such transfer ("Participation Right") on a pro-rata basis to, and shall permit such participation by, the non-selling Stockholder; provided, further that Columbia Capital Equity Partners III (QP), L.P. may transfer its shares to any fund affiliated therewith without entitling MVH to a Participation Right and MVH may transfer its shares to Motient Corporation, the entity that indirectly owns all of the outstanding stock MVH, or any entity directly or indirectly wholly-owned by Motient Corporation without entitling Columbia Capital Equity Partners III (QP), L.P. to a Participation Right.

         B. A vote of the majority of the shares of common stock of the Corporation issued and outstanding at the time of any vote of the stockholders of the Corporation shall be sufficient to authorize the corporate action subject to such stockholder vote, except that:

              (i) Subject to Section 2C below, the Stockholders shall cause the Corporation to vote all shares owned in the General Partner at any time by the Corporation and all units held at any time in MSVLP by the Corporation pro rata as directed by the Stockholders based upon the respective ownership of each of the Stockholders in the Corporation at the time such vote is taken;

              (ii) The Corporation may not issue any additional equity interests, incur any debt or sell any asset without the affirmative vote of all of the Stockholders;

              (iii) The Corporation will not engage in any transaction with any of its affiliates or the affiliates of any Stockholders without the affirmative vote or consent of all of the Stockholders; and

              (iv) From the date hereof through the earlier of (i) June 30, 2005 or (ii) the transfer by MVH of any of its shares in the Corporation (other than a transfer to Motient Corporation, the entity that indirectly owns all of the outstanding stock MVH, or any entity directly or indirectly wholly-owned by Motient Corporation) or the entry by MVH into any agreement pursuant to which MVH becomes obligated under any circumstances to transfer any of its shares in the Corporation (other than a transfer to Motient Corporation, the entity that indirectly owns all of the outstanding stock MVH, or any entity directly or indirectly wholly-owned by Motient Corporation), the Corporation may not merge


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or combine with any other entity without the affirmative vote of all of the
Stockholders; provided however, that such unanimity is not required if the transfer of such shares in the Corporation is to be conducted pursuant to (a) the "drag along" provisions of the MSV Parent Transfer/Drag Along Agreement or
(b) a transaction or series of transactions the nature of which is a sale or change of control of General Partner and/or MSVLP; and, provided, further, that prior to any such merger or combination (regardless of whether before or after the events described in clauses (i) and (ii) above), the Corporation shall, upon the request of a Stockholder and such Stockholder's agreement to indemnify (and actual payment of or the giving of security therefor) the Corporation and the other Stockholder from any adverse tax consequences actually incurred by the Corporation or the other Stockholder resulting therefrom, redeem the shares of the Corporation owned by such requesting Stockholder in exchange for a segregated portion of each asset owned by the Corporation equal to the percentage of the total stock of the Corporation owned by such requesting Stockholder.

In lieu of conducting a vote, the Stockholders may act upon any matter submitted to them for a vote by written consent, provided that all Stockholders shall have received at least five (5) business days' prior notice of the action to be taken.

         C. Notwithstanding the provisions of Section 2B(a) above, from and after the date hereof and until such time as the Columbia Funds (as defined below) no longer own, directly or indirectly, at least 25% of the shares owned in General Partner and units owned in MSVLP by the Columbia Blocker Corps (as defined below) immediately prior to the Transfer, with respect matters to be voted on or consented to pursuant to Sections 2.01, 2.02, 3.01, or 3.02 of the Voting Agreement, the Stockholders of the Corporation shall cause the Corporation to vote all shares owned in General Partner and all units owned in MSVLP held by the Corporation as directed by the vote of Columbia Capital Equity Partners III (QP), L.P., having one vote, and MVH, having one vote, provided that in the event of a tie between Columbia Capital Equity Partners III (QP), L.P. and MVH, the vote of Columbia Capital Equity Partners III (QP), L.P. shall prevail. For purposes of this Agreement, the "Columbia Funds" shall mean (i) Columbia Capital Equity Partners III (QP), L.P., (ii) Columbia Capital Equity Partners III (AI), L.P., (iii) Columbia Capital Equity Partners III (Cayman), L.P., (iv) Columbia Capital Investors III, LLC, (v) Columbia Capital Employee Investors III, LLC and/or (vi) any affiliated fund of the foregoing. For purposes of this Agreement, the "Columbia Blocker Corps" shall mean (i) the Corporation, (ii) Columbia Space (AI), Inc., and (iii) Columbia Space Partners, Inc.

         D. If pursuant to Section 2C of the Consent Agreement, the Telcom/Columbia/Spectrum Group votes or executes a written consent for a waiver of the 49% limitation with respect to the acquisition by any other stockholder of General Partner or limited partner of MSVLP in accordance with the terms and provisions of Section 2C of the Consent Agreement, then Columbia Capital Equity Partners III (QP), L.P. shall cause the Corporation to vote its pro rata portion of the shares owned in the General Partner by the Corporation and units held in MSVLP by the Corporation for a waiver of the 49% limitation with respect to MVH.

         E. If pursuant to Section 11 of the MSV Parent Transfer/Drag Along Agreement a payment or allocation is made to the Corporation or any Stockholder to mitigate any Adverse Tax Consequences (as such term is defined in the MSV Parent Transfer/Drag Along Agreement), then each Stockholder shall take any and all actions necessary to ensure that such payment is shared among all the Stockholders pro-rata based upon the respective ownership of each of the Stockholders in the Corporation.

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         F. A representative designated by Columbia Capital Equity Partners III
(QP), L.P. shall represent the Corporation in any meetings of the Board of Directors of General Partner pursuant to any Observation Right granted pursuant to, and as such term is defined in, the MSV Stockholders' Agreement.

3        Circumvention. Each party agrees that it will not circumvent the intent of this Agreement and the provisions hereof.

4        Equity Interests in TerreStar Networks Inc. As of execution of this
Agreement, the Corporation holds rights (the "Rights Certificates") to receive shares of common stock ("Common Stock") of TerreStar Networks Inc. ("TerreStar"). As a holder of such Rights Certificates, the Corporation is a party to that certain TerreStar Securityholders' Agreement dated as of December 20, 2004 , the Corporation is a party to that certain TerreStar Voting Agreement dated as of December 20, 2004 (the "TerreStar Voting Agreement") and the Stockholders are party to that certain TerreStar Parent Transfer/Drag Along Agreement dated as of December 20, 2004. The Stockholders agree that the Rights Certificates, any shares of Common Stock issued upon conversion of the Rights Certificates and any other equity securities of TerreStar held by the Corporation, shall be subject to the rights and obligations contained in Section 2 and Section 3 of this Agreement (the provisions of which are hereby incorporated by reference, mutatis, mutandis into this Section 4) as if such Rights Certificates, Common Stock, or other equity securities in TerreStar, as applicable, were units in MSVLP. Upon the request of any Stockholder, all Stockholders will consent to the Corporation distributing such Rights Certificates, Common Stock, or other equity securities in TerreStar, as applicable, to the Stockholders pro rata based upon the respective ownership of each of the Stockholders in the Corporation at the time of such distribution.

5        Miscellaneous.
         -------------

         A. Term. This Agreement, and the obligations of the parties hereunder, shall survive and remain in effect so long as the Corporation has more than one Stockholder, but shall terminate and be of no further force and effect upon all of the outstanding shares of the Corporation being owned by one Stockholder.

         B. Amendments. This Agreement, and the rights and obligations of the parties hereto may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), amended or terminated if and only if such waiver, amendment or termination is consented to in writing by each Stockholder.

         C. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

         D. Successors and Assigns. The provisions hereof shall be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Each Stockholder shall require the acquirer of any of its shares in the Corporation to become a party to this Agreement, and no such transfer shall be valid unless and until the acquirer so agrees and becomes a party to this Agreement.

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         E. Severability. In case any provisions of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided, that no such severability shall be effective if it materially and adversely affects the economic benefit of this Agreement to any party hereto.

         F. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to each party at the address previously provided by such party.

         G. Equitable Relief. Each party agrees that if it fails to perform its obligations under this Agreement for any reason whatsoever, the other parties hereto shall be entitled to specific performance and injunctive or other equitable relief, and each Stockholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that the other parties to this Agreement may have against any other party for any failure to perform its obligations under this Agreement.

         H. Further Assurances. Each party shall at any time and from time to time promptly execute and deliver to the other parties such further instruments, consents and other documents and take such further action as such other parties may reasonably require in order to carry out the full intent and purpose of this Agreement.

         I. Interpretation. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         J. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

                            [Signature Pages Follow]



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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                    [PARENT]

                                    By:


                                    By:      ____________________
                                             Name:
                                             Title:



                                    MVH HOLDINGS INC.



                                    By:      ____________________
                                             Name:
                                             Title:









      (Signature Page to Columbia Space (QP), Inc. Stockholder's Agreement)